Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2012

AND REAFFIRMS FULL YEAR 2012 GUIDANCE

NEWPORT BEACH, CA—May 9, 2012–Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the first quarter ended March 31, 2012.

First Quarter 2012 Financial Results

Revenue for the first quarter of 2012 was $120.8 million compared to $118.4 million in the first quarter of 2011, an increase of 2.0%. On a sequential quarter basis, revenue increased from $120.8 million in the first quarter of 2012 compared to $120.7 million in the fourth quarter of 2011.

Alliance’s Adjusted EBITDA (as defined below) was $37.8 million in the first quarter of 2012 compared to $36.6 million in the first quarter 2011, an increase of 3.3%. On a sequential quarter basis, Adjusted EBITDA increased 6.6% to $37.8 million in the first quarter of 2012 compared to $35.4 million in the fourth quarter of 2011.

Alliance’s net loss, computed in accordance with generally accepted accounting principles (“GAAP”), totaled ($4.8) million in the first quarter of 2012 and ($2.4) million in the first quarter of 2011.

Net loss per share on a diluted basis, computed in accordance with GAAP, was ($0.09) per share in the first quarter of 2012 and ($0.05) per share in the first quarter of 2011. In the first quarter of 2012, net loss per share on a diluted basis was impacted by ($0.04) in the aggregate due to restructuring charges, mergers and acquisitions transaction costs, fair value adjustments related to interest rate swaps and a lower GAAP income tax rate than our historical income tax rate. In the first quarter of 2011, net loss per share on a diluted basis was impacted by ($0.02) in the aggregate due to fair value adjustments related to interest rate swaps, severance and related costs, mergers and acquisitions transaction costs and a lower GAAP income tax rate than our historical income tax rate. Alliance’s historical income tax rate has been approximately 42%, rather than the GAAP income tax benefit rate of 35% in the first quarter of 2012 and 35.9% in the first quarter of 2011.

Cash flows provided by operating activities were $24.4 million in the first quarter of 2012 compared to $19.5 million in the first quarter of 2011. Capital expenditures in the first quarter of 2012 were $3.7 million compared to $9.9 million in the first quarter of 2011. Alliance opened one new fixed-site imaging center and one new radiation oncology stereotactic radiosurgery center in the first quarter of 2012.

Alliance HealthCare Services

Press Release

May 9, 2012

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, decreased $17.3 million to $582.0 million at March 31, 2012 from $599.3 million at December 31, 2011. Cash and cash equivalents were $60.1 million at March 31, 2012 and $44.2 million at December 31, 2011. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA, was 3.87x for the twelve month period ended March 31, 2012.

The Company’s total long-term debt (including current maturities) decreased to $642.1 million at March 31, 2012 from $643.5 million at December 31, 2011. The Company’s total long-term debt divided by last twelve months Adjusted EBITDA was 4.27x for the twelve month period ended December 31, 2011. The Company’s total debt divided by the last twelve months Adjusted EBITDA, as defined in the credit agreement, was 4.46x for the twelve month period ended December 31, 2011. Adjusted EBITDA as defined in the Company’s credit agreement includes an adjustment to exclude income attributable to non-controlling interest in subsidiaries.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “I am pleased with the progress we are making, which is reflected in our strong first quarter results. These results represent both sequential and year over year revenue and Adjusted EBITDA growth. Further, Alliance is pleased to have reported a positive revenue gap for the first quarter and has identified and is implementing $25 million of annualized cost savings. Alliance continues to focus on the three critical elements of our improvement plan, which are to stabilize and grow the Imaging Division, expand the Radiation Oncology Division, and increase organizational efficiency and cost savings, which Alliance has defined as the Journey to Excellence and Project Phoenix initiatives.”

Mr. Viviano further states, “As previously announced, our leadership transition is fully underway. The entire executive team is working closely with Larry Buckelew, who has served as a director of Alliance for three years and has been appointed as the Chairman of the Board and interim CEO in June. Mike Shea will also join the Company in June as Chief Operating Officer. Both of these executives bring extensive healthcare services experience and have proven track records with successful implementations of strategic and operational initiatives.”

Full Year 2012 Guidance

Alliance reaffirms its full year 2012 guidance ranges:

Guidance Ranges
(dollars in millions)
Revenue	$470 - $500
Adjusted EBITDA	$140 - $160
Cash capital expenditures	$55 - $65
Decrease in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions)	$15 - $25
Fixed-site imaging center openings	10 - 15
Radiation therapy center openings	3 - 5

Alliance HealthCare Services

Press Release

May 9, 2012

First Quarter 2012 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2012 results. The conference call is scheduled for Thursday, May 10, 2012 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (877) 638-4550 (United States) or (973) 582-2737 (International). Interested parties should call at least five minutes prior to the call to register. A telephone replay will be available until June 10, 2012. The telephone replay can be accessed by calling (855) 859-2056 (United States) or (404) 537-3406 (International). The conference call identification number is 77926989.

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; restructuring charges; loss on extinguishment of debt; fees and expenses related to acquisitions; costs related to debt financing; non-cash impairment charges; and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, or “GAAP.” For a more detailed discussion of Adjusted EBITDA and reconciliation to net income (loss), see the section entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 1,900 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 529 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 130 locations across the country. Alliance also operates 37 radiation therapy centers, including 18 dedicated stereotactic radiosurgery facilities, many of which are operated in conjunction with local community hospital partners, providing treatment and care for cancer patients. With 18 stereotactic radiosurgery facilities in operation, Alliance is among the leading providers of stereotactic radiosurgery nationwide.

Alliance HealthCare Services

Press Release

May 9, 2012

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the Company’s improvement plan, including its efforts to stabilize and grow the Imaging Division, expand the Radiation Oncology Division, and increase organizational efficiency and cost savings through the Journey to Excellence and Project Phoenix initiatives; and to its Full Year 2012 Guidance, including its forecasts of revenue, Adjusted EBITDA, cash capital expenditures, decrease in long-term debt and the opening of new fixed-site imaging and radiation therapy centers; and estimates of revenues lost and revenues gained from new client contracts in the Company’s revenue gap disclosures on the last page of the tables following this release. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth or lack thereof in the market for imaging, radiation oncology and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2011	2012
Revenues	$118,428	$120,753
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	67,366	66,139
Selling, general and administrative expenses	17,058	20,835
Transaction costs	372	243
Severance and related costs	464	529
Depreciation expense	22,052	21,445
Amortization expense	3,326	4,012
Interest expense and other, net	11,735	13,688
Other (income) and expense, net	(63)	154

Total costs and expenses	122,310	127,045

Loss before income taxes, earnings from unconsolidated investees, and noncontrolling interest	(3,882)	(6,292)
Income tax benefit	(1,343)	(2,642)
Earnings from unconsolidated investees	(989)	(1,078)

Net loss	(1,550)	(2,572)
Less: Net income attributable to noncontrolling interest	(853)	(2,250)

Net loss attributable to Alliance HealthCare Services, Inc.	$(2,403)	$(4,822)

Comprehensive loss, net of taxes
Net loss attributable to Alliance HealthCare Services, Inc.	$(2,403)	$(4,822)
Unrealized gain on hedging transactions, net of taxes	47	55

Comprehensive loss, net of taxes:	$(2,356)	$(4,767)

Loss per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$(0.05)	$(0.09)

Diluted	$(0.05)	$(0.09)

Weighted average number of shares of common stock and common stock equivalents:
Basic	52,997	53,312
Diluted	52,997	53,312

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2011	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$44,190	$60,100
Accounts receivable, net of allowance for doubtful accounts	70,701	67,699
Deferred income taxes	10,086	10,086
Prepaid expenses	6,462	6,214
Other receivables	4,301	2,937

Total current assets	135,740	147,036
Equipment, at cost	954,337	928,559
Less accumulated depreciation	(663,038)	(656,393)

Equipment, net	291,299	272,166
Goodwill	56,493	56,493
Other intangible assets, net	143,024	138,562
Deferred financing costs, net	17,268	16,419
Other assets	19,270	20,248

Total assets	$663,094	$650,924

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$22,417	$17,129
Accrued compensation and related expenses	18,204	15,592
Accrued interest payable	6,582	10,250
Other accrued liabilities	33,438	32,318
Current portion of long-term debt	24,923	25,358

Total current liabilities	105,564	100,647
Long-term debt, net of current portion	430,451	428,540
Senior notes	188,109	188,188
Other liabilities	879	819
Deferred income taxes	43,002	40,345

Total liabilities	768,005	758,539
Stockholders’ deficit:
Common stock	527	526
Treasury stock	(2,729)	(2,739)
Additional paid-in capital	20,269	21,151
Accumulated comprehensive loss	(950)	(895)
Accumulated deficit	(171,288)	(176,110)

Total stockholders’ deficit attributable to Alliance HealthCare Services, Inc.	(154,171)	(158,067)
Noncontrolling interest	49,260	50,452

Total stockholders’ deficit	(104,911)	(107,615)

Total liabilities and stockholders’ deficit	$663,094	$650,924

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2011	2012
Operating activities:
Net loss	$(1,550)	$(2,572)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	264	762
Share-based payment	1,406	882
Depreciation and amortization	25,378	25,457
Amortization of deferred financing costs	705	957
Accretion of discount on long-term debt	393	419
Adjustment of derivatives to fair value	24	14
Distributions greater than (less than) undistributed earnings from investees	(820)	462
Deferred income taxes	(1,439)	(2,679)
(Loss) gain on sale of assets	(64)	106
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(5,941)	2,240
Prepaid expenses	1,104	248
Other receivables	(838)	1,364
Other assets	(913)	36
Accounts payable	10	(3,525)
Accrued compensation and related expenses	(787)	(2,612)
Accrued interest payable	3,224	3,668
Income taxes payable	29	25
Other accrued liabilities	(707)	(892)

Net cash provided by operating activities	19,478	24,360

Investing activities:
Equipment purchases	(9,913)	(3,745)
Increase in deposits on equipment	(1,384)	(2,786)
Decrease in cash in escrow	—	1,257
Proceeds from sale of assets	176	3,834

Net cash used in investing activities	(11,121)	(1,440)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2011	2012
Financing activities:
Principal payments on equipment debt	(1,417)	(3,686)
Proceeds from equipment debt	—	853
Principal payments on term loan facility	(1,150)	(3,000)
Payments of debt issuance and amendment costs	(163)	(108)
Noncontrolling interest in subsidiaries	(959)	(1,058)
Proceeds from shared-based payment arrangements	39	—
Purchase of treasury stock	—	(11)

Net cash used in financing activities	(3,650)	(7,010)

Net increase in cash and cash equivalents	4,707	15,910
Cash and cash equivalents, beginning of period	97,162	44,190

Cash and cash equivalents, end of period	$101,869	$60,100

Supplemental disclosure of cash flow information:
Interest paid	$7,449	$8,682
Income taxes paid, net of refunds	31	246
Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$—	$920
Capital lease obligations related to the purchase of equipment	—	4,017
Comprehensive gain from hedging transactions, net of taxes	47	55
Equipment purchases in accounts payable	690	1,214

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; restructuring charges; loss on extinguishment of debt; fees and expenses related to acquisitions, costs related to debt financing, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons. Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology businesses are performing and are being managed. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology businesses.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business. Adjusted EBITDA also does not reflect any cost for equity awards to employees and does not exclude income attributable to noncontrolling interests. In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance. Adjusted EBITDA, as defined by the Company’s management, is calculated differently from Consolidated Adjusted EBITDA, as defined in the Company’s credit agreement and reported in the Company’s SEC filings.

The calculation of Adjusted EBITDA is shown below:

	First Quarter Ended March 31,
	2011	2012
Net loss attributable to Alliance HealthCare Services, Inc.	$(2,403)	$(4,822)
Income tax benefit	(1,343)	(2,642)
Interest expense and other, net	11,735	13,688
Amortization expense	3,326	4,012
Depreciation expense	22,052	21,445
Share-based payment (included in selling, general and administrative expenses)	1,389	876
Severance and related costs	464	—
Noncontrolling interest in subsidiaries	853	2,250
Restructuring charges	—	2,122
Transaction costs	372	359
Other non-cash charges (included in other (income) and expenses, net)	110	470

Adjusted EBITDA	$36,555	$37,758

The total leverage ratio calculation for the three months ended March 31, 2012 is shown below:

	Consolidated		Less: Noncontrolling interest in Subsidiaries	Credit Agreement
Total debt	$642,086		$—	$642,086
Less: Cash and cash equivalents	(60,100)		—	(60,100)

Net debt	581,986		—	581,986
Last 12 months Adjusted EBITDA	150,486		(6,405)	144,081
Total leverage ratio	4.27	x		4.46	x
Net leverage ratio	3.87	x		4.04	x

The reconciliation from net loss to Adjusted EBITDA for the 2012 guidance range is shown below (in millions):

	2012 Full Year Guidance Range
Net loss	($24)	($14)
Income tax benefit	(18)	(10)
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	182	184

Adjusted EBITDA	$140	$160

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended March 31,
	2011	2012
MRI
Average number of total systems	289.3	273.9
Average number of scan-based systems	244.4	228.8
Scans per system per day (scan-based systems)	8.05	8.36
Total number of scan-based MRI scans	125,753	126,392
Price per scan	$374.20	$358.55
Scan-based MRI revenue (in millions)	$47.1	$45.3
Non-scan based MRI revenue (in millions)	5.4	4.8

Total MRI revenue (in millions)	$52.5	$50.1

PET and PET/CT
Average number of systems	120.3	117.4
Scans per system per day	5.47	5.64
Total number of PET and PET/CT scans	41,653	41,656
Price per scan	$1,033	$970
Total PET and PET/CT revenue (in millions)	$43.5	$41.0

Radiation oncology
Linear accelerator treatments	23,432	22,452
Cyberknife patients	139	591
Total radiation oncology revenue (in millions)	$13.0	$19.9

Revenue breakdown (in millions)
Total MRI revenue	$52.5	$50.1
PET and PET/CT revenue	43.5	41.0
Radiation oncology revenue	13.0	19.9
Other modalities and other revenue	9.4	9.8

Total revenues	$118.4	$120.8

	2011	2012
Total fixed-site revenue (in millions)
First quarter ended March 31	$30.7	$30.1

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

IMAGING DIVISION REVENUE GAP

(in millions)

The Company utilizes the imaging division revenue gap as a statistical measure of its client losses and new client contracts. The imaging division revenue gap is calculated by measuring the difference between (a) the imaging division annualized revenue run rate lost as a result of clients choosing to terminate or not renew contracts with the Company, excluding clients for which Alliance provides professional radiology services, interim services and clients that the Company elects to terminate, and (b) projected new imaging division annualized revenue from new client contracts, excluding professional radiology services and interim services, commencing service in the quarter.

The annualized revenue run rate lost from customers choosing to terminate service may not be representative of the revenues such customers would have generated had they remained our customers.

The projected annualized revenue from new client contracts is calculated using contractual pricing where agreed upon, and assumptions with respect to pricing and reimbursement levels for all other new customer relationships. The projected annualized revenue from new client contracts is also calculated using assumptions with respect to customer ramp-up and scan volumes. Our assumptions are based on our experience in the industry and our expectations with respect to pricing and volume trends, and may not reflect actual revenue from new clients for a number of reasons, including greater than expected macroeconomic challenges impacting the imaging business, the variance in ramp-up time of customers adding new service lines, unexpected changes in business conditions and greater than expected competition for imaging services. See “Forward-Looking Statements” for a discussion of the other risks and uncertainties that may cause actual future results or outcomes to differ materially from those expressed above.

The imaging division revenue gap for the last four calendar quarters and the last twelve- month period ended March 31, 2012 is as follows:

	(a) Revenue Lost	(b) New Revenue	Imaging Division Revenue Gap
2011
Second Quarter	($13.3)	$3.8	($9.5)
Third Quarter	(8.3)	2.3	(6.0)
Fourth Quarter	(10.5)	4.7	(5.8)
2012
First Quarter	(6.4)	8.2	1.8
Last Twelve Months Ended
March 31, 2012	($38.5)	$19.0	($19.5)